Exhibit 99.1

NEPHROGENEX, INC.

AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN

ADOPTED EFFECTIVE FEBRUARY 1, 2005 AS THE 2005 STOCK OPTION PLAN
AMENDED AND RESTATED EFFECTIVE AUGUST 13, 2007

AMENDED AND RESTATED EFFECTIVE MAY 15, 2014 AND RENAMED THE AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN

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SECTION 8.	Adjustment of Shares	6
(a)	General	6
(b)	Mergers and Consolidations	7
(c)	Reservation of Rights	7

SECTION 9.	Securities Law Requirements	8

SECTION 10.	No Retention Rights	8

SECTION 11.	Duration and Amendments	8
(a)	Term of the Plan	8
(b)	Right to Amend or Terminate the Plan	8
(c)	Effect of Amendment or Termination	8

SECTION 12.	Definitions	9

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NEPHROGENEX, INC. AMENDED AND RESTATED 2007
EQUITY INCENTIVE PLAN

SECTION 1.                         ESTABLISHMENT AND PURPOSE.

The purpose of the Plan is to offer selected persons an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing Shares of the Company’s Stock.  The Plan provides for the direct award or sale of Shares, for the grant of Restricted Stock Unit Awards, and for the grant of Options to purchase Shares.  Options granted under the Plan may include Nonstatutory Options as well as ISOs intended to qualify under Section 422 of the Code.

Capitalized terms are defined in Section 12.

SECTION 2.                         ADMINISTRATION.

(a)                                 Committees of the Board of Directors.  The Plan may be administered by one or more Committees.  Each Committee shall consist of one or more members of the Board of Directors who have been appointed by the Board of Directors.  Each Committee shall have such authority and be responsible for such functions as the Board of Directors has assigned to it.  If no Committee has been appointed, the entire Board of Directors shall administer the Plan.  Any reference to the Board of Directors in the Plan shall be construed as a reference to the Committee (if any) to whom the Board of Directors has assigned a particular function.

(b)                                 Authority of the Board of Directors.  Subject to the provisions of the Plan, the Board of Directors shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan.  All decisions, interpretations and other actions of the Board of Directors shall be final and binding on all Purchasers, all Optionees and all persons deriving their rights from a Purchaser or Optionee.

SECTION 3.                         ELIGIBILITY.

(a)                                 General Rule.  Only Employees, Outside Directors and Consultants shall be eligible for the grant of Nonstatutory Options, the direct award or sale of Shares or Restricted Stock Unit Awards.  Only Employees shall be eligible for the grant of ISOs.

(b)                                 Ten-Percent Stockholders.  In the case of an ISO, a person who owns stock possessing more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries shall not be granted an ISO unless (i) the Exercise Price is at least 110% of the Fair Market Value of a Share on the date of grant, and (ii) such ISO by its terms is not exercisable after the expiration of five years from the date of grant.  For purposes of this Subsection (b), in determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

SECTION 4.                         STOCK SUBJECT TO PLAN.

(a)                                 Basic Limitation.  Not more than 1,283,226 Shares may be issued under the Plan (subject to Subsection (b) below and Section 8(a)) provided that in no event shall Options with respect to more than 500,000 Shares be granted to any Optionee in any fiscal year.  All of these Shares may be issued upon the exercise of ISOs.  The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan.  The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.  Shares offered under the Plan may be authorized but unissued Shares or treasury Shares.

(b)                                 Additional Shares.  In the event that Shares previously issued under the Plan are reacquired by the Company, such Shares shall be added to the number of Shares then available for issuance under the Plan.  In the event that an outstanding Option or other right for any reason expires or is forfeited, canceled or otherwise terminated (other than by exercise), the Shares allocable to the unexercised portion of such Option or other right shall be added to the number of Shares then available for issuance under the Plan.  Notwithstanding the foregoing, if an Option is exercised, in whole or in part, by tender of Shares or if the Company’s tax withholding obligation is satisfied by withholding Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in Paragraph 4(a) above shall be the number of Shares that were subject to the Option or other right or portion thereof, and not the net number of Shares actually issued.

SECTION 5.                         TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AWARDS AND AWARDS OR SALES OF STOCK.

(a)                                 Agreement.  Each Restricted Stock Unit Award under the Plan shall be evidenced by a Restricted Stock Unit Award Agreement between the Purchaser and the Company.  Each award or sale of Shares under the Plan (other than upon exercise of an Option) shall be evidenced by a Stock Purchase Agreement between the Purchaser and the Company.  Each such Restricted Stock Unit Award or such award or sale of Shares shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in the applicable Restricted Stock Unit Award Agreement or Stock Purchase Agreement.  The provisions of the various Restricted Stock Unit Award Agreements or Stock Purchase Agreements entered into under the Plan need not be identical.

(b)                                 Duration of Offers and Nontransferability of Rights.  Any right to acquire Shares under the Plan (other than an Option) shall automatically expire if not exercised by the Purchaser within 30 days after the grant of such right was communicated to the Purchaser by the Company.  Restricted Stock Unit Awards and any other award or right to acquire Shares under the Plan shall not be transferable and Shares issued thereunder may only be issued to the Purchaser to whom such right was granted.

(c)                                  Purchase Price.  The Board of Directors shall determine the Purchase Price, if any, at its sole discretion.  The Purchase Price shall be payable in a form described in Section 7.

(d)                                 Withholding Taxes.  As a condition to the purchase or issuance of Shares, the Purchaser shall make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such purchase or issuance of Shares.

(e)                                  Restrictions on Transfer of Shares.  Any Shares awarded or sold under the Plan shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine.  Such restrictions shall be set forth in the applicable Restricted Stock Unit Agreement or Stock Purchase Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

(f)                                   Compliance with Section 409A of the Code.  Any Restricted Stock Unit Award granted under the Plan that is not exempt under Section 409A of the Code shall contain such provisions so that such Restricted Stock Unit Award will comply with the requirements of Section 409A of the Code. Such restrictions shall be determined by the Board of Directors and contained in the Restricted Stock Unit Award Agreement.

SECTION 6.                         TERMS AND CONDITIONS OF OPTIONS.

(a)                                 Stock Option Agreement.  Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company.  The Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock Option Agreement.  The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

(b)                                 Number of Shares.  Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 8.  The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.

(c)                                  Exercise Price.  Each Stock Option Agreement shall specify the Exercise Price.  The Exercise Price of any Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant, and a higher percentage may be required by Section 3(b) provided, that as provided for by contract, an Option may be granted with an Exercise Price that is less than Fair Market Value, if the terms of such Option comply with the requirements of Section 409A of the Code.  Subject to the preceding sentence, the Exercise Price shall be determined by the Board of Directors at its sole discretion.  The Exercise Price shall be payable in a form described in Section 7.

(d)                                 Exercisability.  Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable.  No Option shall be exercisable unless the Optionee (i) has delivered an executed copy of the Stock Option Agreement to the Company or (ii) otherwise agrees to be bound by the terms of the Stock Option Agreement.  The Board of Directors shall determine the exercisability provisions of the Stock Option Agreement at its sole discretion.  All of an Optionee’s Options shall become exercisable in full if Section 8(b)(iv) applies.

(e)                                  Basic Term.  The Stock Option Agreement shall specify the term of the Option.  The term shall not exceed 10 years from the date of grant, and a shorter term may be required by Section 3(b).  Subject to the preceding sentence, the Board of Directors at its sole discretion shall determine when an Option is to expire.

(f)                                   Termination of Service (Except by Death).  If an Optionee’s Service terminates for any reason other than the Optionee’s death, then the Optionee’s Options shall expire on the earliest of the following occasions:

(i)                                     The expiration date determined pursuant to Subsection (e) above;

(ii)                                  The date three months after the termination of the Optionee’s Service for any reason other than Disability, or such later date as the Board of Directors may determine; provided, however that any exercise that occurs more than three months after the termination of the Optionee’s Service shall cause an ISO to become a Nonstatutory Option; or

(iii)                               The date six months after the termination of the Optionee’s Service by reason of Disability, or such later date as the Board of Directors may determine; provided, however any exercise that occurs more than twelve months after the termination of the Optionee’s Service by reason of Disability shall cause an ISO to become a Nonstatutory Option.

The Optionee may exercise all or part of the Optionee’s Options at any time before the expiration of such Options under the preceding sentence, but only to the extent that such Options had become exercisable before the Optionee’s Service terminated (or became exercisable as a result of the termination) and the underlying Shares had vested before the Optionee’s Service terminated (or vested as a result of the termination).  The balance of such Options shall lapse when the Optionee’s Service terminates.  In the event that the Optionee dies after the termination of the Optionee’s Service but before the expiration of the Optionee’s Options, all or part of such Options may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Optionee’s Service terminated (or became exercisable as a result of the termination) and the underlying Shares had vested before the Optionee’s Service terminated (or vested as a result of the termination).

(g)                                 Leaves of Absence.  For purposes of Subsection (f) above, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing and if continued crediting of Service for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

(h)                                 Death of Optionee.  If an Optionee dies while the Optionee is in Service, then the Optionee’s Options shall expire on the earlier of the following dates:

(i)                                     The expiration date determined pursuant to Subsection (e) above; or

(ii)                                  The date 12 months after the Optionee’s death, or such later date as the Board of Directors may determine.

All or part of the Optionee’s Options may be exercised at any time before the expiration of such Options under the preceding sentence by the executors or administrators of the Optionee’s estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Optionee’s death (or became exercisable as a result of the death) and the underlying Shares had vested before the Optionee’s death (or vested as a result of the Optionee’s death).  The balance of such Options shall lapse when the Optionee dies.

(i)                                    Restrictions on Transfer of Shares.  Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine.  Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

(j)                                    Transferability of Options.  An Option shall be transferable by the Optionee only by (i) a beneficiary designation, (ii) a will or (iii) the laws of descent and distribution, except as provided in the next sentence.  If the applicable Stock Option Agreement so provides, a Nonstatutory Option shall also be transferable by gift or domestic relations order to a Family Member of the Optionee.  An ISO may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative.

(k)                                 Withholding Taxes.  As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise.  The Optionee shall also make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(l)                                    No Rights as a Stockholder.  An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by the Optionee’s Option until such person becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price pursuant to the terms of such Option.

(m)                             Modification of Options.  Within the limitations of the Plan, the Board of Directors may modify outstanding Options other than reducing the Exercise Price.  The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee’s rights or increase the Optionee’s obligations under such Option.

SECTION 7.                         PAYMENT FOR SHARES.

(a)                                 General Rule.  The entire Purchase Price or Exercise Price of Shares issued under the Plan shall be payable in cash or cash equivalents at the time when such Shares are purchased, except as otherwise provided in this Section 7.

(b)                                 Services Rendered.  At the discretion of the Board of Directors, Shares may be awarded under the Plan in consideration of services rendered to the Company, a Parent or a Subsidiary prior to the award.

(c)                                  Surrender of Stock.  At the discretion of the Board of Directors, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee.  Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value as of the date when the Option is exercised.

(d)                                 Exercise/Sale.  To the extent that a Stock Option Agreement so provides, and if Stock is publicly traded, all or part of the Exercise Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company.

(e)                                  Other Forms of Payment.  To the extent that a Stock Purchase Agreement or Stock Option Agreement so provides, the Purchase Price or Exercise Price of Shares issued under the Plan may be paid in any other form permitted by the Delaware General Corporation Law, as amended.

SECTION 8.                         ADJUSTMENT OF SHARES.

(a)                                 General.  In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a reclassification, or any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Company, proportionate adjustments shall automatically be made in each of (i) the number of Shares available for future grants and the yearly limit on the issuance of Options under Section 4, (ii) the number of Shares covered by each outstanding Option or other right and (iii) the Exercise Price under each outstanding Option.  In the event of a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of the Stock, a recapitalization, a spin-off, or a similar occurrence, the Board of Directors at its sole discretion may make appropriate adjustments in one or more of (i) the number of Shares covered by each outstanding Option or right or (ii) the Exercise Price under each outstanding Option.

(b)                                 Mergers and Consolidations.  In the event that the Company is a party to a merger or consolidation, outstanding Options, Restricted Stock Unit Awards and Shares acquired under the Plan shall be subject to the agreement of merger or consolidation, which need not treat all outstanding Options and rights in an identical manner.  Such agreement, without the Participants’ consent, may dispose of Options or Restricted Stock Unit Awards that are not exercisable or vested as of the effective date of such merger or consolidation in any manner permitted by applicable law, including (without limitation) the cancellation of such Options or Restricted Stock Unit Awards without the payment of any consideration.  Such agreement, without the Optionees’ consent, shall provide for one or more of the following with respect to Options that are exercisable as of the effective date of such merger or consolidation:

(i)                                     The continuation of such Options by the Company (if the Company is the surviving corporation).

(ii)                                  The assumption of such Options by the surviving corporation or its parent in a manner that complies with Section 424(a) of the Code and Section 409A of the Code (whether or not such Options are ISOs).

(iii)                               The substitution by the surviving corporation or its parent of new options for such Options in a manner that complies with Section 424(a) of the Code and Section 409A of the Code (whether or not such Options are ISOs).

(iv)                              The cancellation of such Options and a payment to the Optionees equal to the excess of (A) the Fair Market Value of the Shares subject to such Options as of the effective date of such merger or consolidation over (B) their Exercise Price.  Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount.

(v)                                 The cancellation of such Options.  Any exercise of such Options prior to the closing date of such merger or consolidation may be contingent on the closing of such merger or consolidation.

(c)                                  Reservation of Rights.  Except as provided in this Section 8, an Optionee or Purchaser shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class.  Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option.  The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 9.                         SECURITIES LAW REQUIREMENTS.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

SECTION 10.                  NO RETENTION RIGHTS.

Nothing in the Plan or in any right or Option granted under the Plan shall confer upon the Purchaser or Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Purchaser or Optionee) or of the Purchaser or Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

SECTION 11.                  DURATION AND AMENDMENTS.

(a)                                 Term of the Plan.  The amended and restated Plan, as set forth herein, shall become effective on the date of its approval by the stockholders.  The Plan shall terminate automatically on August 13, 2017.  The Plan may be terminated on any earlier date pursuant to Subsection (b) below.

(b)                                 Right to Amend or Terminate the Plan.  The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan shall be subject to the approval of the Company’s stockholders if it (i) increases the number of Shares available for issuance under the Plan (except as provided in Section 8), (ii) materially changes the class of persons who are eligible for the grant of ISOs, (iii) reduces the Exercise Price of an Option (except as provided in Section 8), or (iv) is of a scope that requires stockholder approval under any applicable law, rule or regulation including the rules of any stock exchange. Stockholder approval shall not be required for any other amendment of the Plan.  If the stockholders fail to approve an increase in the number of Shares reserved under Section 4 within 12 months after its adoption by the Board of Directors, then any grants, exercises or sales that have already occurred in reliance on such increase shall be rescinded and no additional grants, exercises or sales shall thereafter be made in reliance on such increase.

(c)                                  Effect of Amendment or Termination.  No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option or vesting of a Restricted Stock Unit Award granted prior to such termination.  The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option or Restricted Stock Unit Award previously granted under the Plan.

SECTION 12.                  DEFINITIONS.

(a)                                 “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(b)                                 “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)                                  “Committee” shall mean a committee of the Board of Directors, as described in Section 2(a).

(d)                                 “Company” shall mean NephroGenex, Inc., a Delaware corporation.

(e)                                  “Consultant” shall mean a person who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees and Outside Directors , provided that such services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities.

(f)                                   “Disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and for ISOs shall mean permanent and total disability as defined in Section 22(e)(3) of the Code.

(g)                                  “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

(h)                                 “Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Board of Directors in the applicable Stock Option Agreement.

(i)                                     “Fair Market Value” shall mean the fair market value of a Share determined as follows:

(i)                                     If the Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Stock, the closing or, if not applicable, the last price of the Stock on the composite tape or other comparable reporting system for the trading day on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date;

(ii)                                  If the Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Stock for the trading day referred to in clause (1), and if bid and asked prices for the Stock are regularly reported, the mean between the bid and the asked price for the Stock at the close of trading in the over-the-counter market for the trading day on which the Stock was traded on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date; and

(iii)                               If the Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Board of Directors, in good faith, shall determine.

(j)                                    “Family Member” shall mean (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, (ii) any person sharing the Optionee’s household (other than a tenant or employee), (iii) a trust in which persons described in Clause (i) or (ii) have more than 50% of the beneficial interest, (iv) a foundation in which persons described in Clause (i) or (ii) or the Optionee control the management of assets and (v) any other entity in which persons described in Clause (i) or (ii) or the Optionee own more than 50% of the voting interests.

(k)                                 “ISO” shall mean an employee incentive stock option described in Section 422(b) of the Code.

(l)                                     “Nonstatutory Option” shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.

(m)                             “Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

(n)                                 “Optionee” shall mean a person who holds an Option.

(o)                                 “Outside Director” shall mean a member of the Board of Directors who is not an Employee.

(p)                                 “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(q)                                 “Plan” shall mean this NephroGenex, Inc. Amended and Restated 2007 Equity Incentive Plan.

(r)                                    “Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Board of Directors.

(s)                                   “Purchaser” shall mean a person to whom the Board of Directors has offered the right to acquire Shares under the Plan including upon the vesting of a Restricted Stock Unit Award (other than upon exercise of an Option).

(t)                                    “Restricted Stock Unit Award” shall mean an award of shares of Stock which is granted pursuant to the terms of Section 5.

(u)                                 “Restricted Stock Unit Award Agreement’ shall mean the agreement between the Company and a Purchaser who acquires Shares under the Plan that contains the terms, conditions and restrictions pertaining to a Restricted Stock Unit Award grant.

(v)                                 “Service” shall mean service as an Employee, Outside Director or Consultant.

(w)                               “Share” shall mean one share of Stock, as adjusted in accordance with Section 8 (if applicable).

(x)                                 “Stock” shall mean the Common Stock of the Company.

(y)                                 “Stock Option Agreement” shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to the Optionee’s Option.

(z)                                  “Stock Purchase Agreement” shall mean the agreement between the Company and a Purchaser who acquires Shares under the Plan that contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

(aa)                          “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.